UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2026

BEAM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39208	81-5238376
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

238 Main Street
Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (857) 327-8775

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BEAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2026 (the “Closing Date”), Beam Therapeutics Inc. (the “Company”) entered into a financing agreement (the “Financing Agreement”) with certain subsidiaries of the Company as guarantors party thereto, the lenders party thereto (the “Lenders”), and Sixth Street Lending Partners, as the administrative agent and collateral agent for the Lenders. The Financing Agreement provides for a senior secured term loan facility of up to $500 million (the “Credit Facility”), consisting of (i) an initial draw of $100 million on the Closing Date, (ii) a potential additional $100 million draw upon the acceptance by the U.S. Food and Drug Administration (“FDA”) of the Company’s biologics license application (“BLA”) submission for risto-cel prior to a certain date (the “Delayed Draw A”), (iii) a potential additional $100 million draw at the Company’s option upon the FDA’s approval of the risto-cel BLA prior to a certain date (the “Delayed Draw B”), (iv) a potential additional $100 million draw at the Company’s option upon achieving a revenue target from sales of risto-cel prior to a certain date and (v) a potential additional $100 million draw subject to agreement among the Company and the Lenders. The Credit Facility matures on February 24, 2033 (the “Maturity Date”) and bears interest at an annual rate equal to the 3-month Secured Overnight Financing Rate (SOFR) plus 6.50% (subject to a 1.00% floor) or permits interest on a base rate plus a margin. Certain additional commitment, administrative, undrawn amount and facility fees are also payable in connection with the Credit Facility.

The Credit Facility requires quarterly interest payments but does not provide for scheduled amortization payments during the term. All principal will be due on the Maturity Date. The Company will have the right to prepay loans under the Credit Facility at any time. The Company is required to repay loans under the Credit Facility with proceeds from certain asset sales and licensing transactions, condemnation events and extraordinary receipts, subject, in some cases, to reinvestment rights. Repayments are subject, in some cases, to prepayment premiums.

All obligations under the Financing Agreement will be secured on a first-priority basis, subject to certain exceptions, by security interests in substantially all assets of the Company and material subsidiaries of the Company, including its intellectual property, and will be guaranteed by material subsidiaries of the Company, subject to certain exceptions.

The Financing Agreement contains customary covenants, including, without limitation, a financial covenant to maintain liquidity of at least $40 million (which shall increase to $80 million upon the draw of the Delayed Draw A and $125 million upon the draw of the Delayed Draw B) if the Company’s market capitalization is below $1.75 billion, a covenant to use commercially reasonable efforts to develop and commercialize risto-cel and negative covenants that, subject to certain exceptions, restrict the Company’s ability to incur additional indebtedness, grant liens, make investments (including acquisitions), effectuate mergers or consolidations, engage in asset sales and licensing transactions, pay dividends, modify material agreements, pay subordinated indebtedness, and undertake other matters customarily restricted in such agreements. Among other permissions, the Company is permitted, on terms and conditions set forth in the Financing Agreement, to have outstanding convertible unsecured notes in an amount not to exceed $400 million. The Company is subject to restrictions on sales and licensing transactions with respect to its core intellectual property, including risto-cel, subject to certain exceptions, including certain transactions related to areas outside the United States.

The Financing Agreement also contains certain events of default after which loans under the Credit Facility may be due and payable immediately, including payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy and insolvency proceedings, cross-defaults to certain other agreements, judgments against the Company and its subsidiaries, and change of control.

The above description of the Financing Agreement and Credit Facility is a summary only and is qualified in its entirety by reference to the Financing Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2026.

Item 2.02 Results of Operations and Financial Condition.

On February 24, 2026, the Company issued a press release announcing its financial results for the quarter ended December 31, 2025. A copy of this press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 as well as in the accompanying Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release Issued by Beam Therapeutics Inc. on February 24, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAM THERAPEUTICS INC.

Date: February 24, 2026	By:	/s/ John Evans
	Name:	John Evans
	Title:	Chief Executive Officer